Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Form 10-KSB of Laser Master International, Inc. (the "Company") for the year ended November 30, 2003 (the "Report"), Mendel Klein, Chairman, Chief Executive Officer and Chief Financial Officer of the Company and Abraham Klein, President of the Company, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 except that the report has not been timely filed with the Securities and Exchange Commission ("SEC") and the Company's subsequent quarterly reports have not been timely filed with the SEC; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mendel Klein
---------------------
Mendel Klein
Chairman, Chief Executive Officer and Chief Financial Officer
August 13, 2004

/s/ Abraham Klein
---------------------
Abraham Klein
President
August 13, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Laser Master International, Inc. and will be retained by Laser Master and furnished to the Securities and Exchange Commission or its staff upon request.





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